UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2025

GEOSPACE TECHNOLOGIES CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Texas	001-13601	76-0447780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 Pinemont, Houston, Texas		77040
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 986-4444

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GEOS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                   Entry into a Material Definitive Agreement

On February 27, 2025, the board of directors (the “Board”) of Geospace Technologies Corporation (the “Company”) approved employment agreements with Richard J. Kelley, the Company’s Chief Executive Officer and President (the “Kelley Employment Agreement”), and Robert L. Curda, the Company’s Chief Financial Officer and Executive Vice President (the “Curda Employment Agreement”).

Kelley Employment Agreement

The Kelley Employment Agreement is for a two-year term effective January 1, 2025 and replaces employment agreement dated April 29, 2024. Mr. Kelley’s compensation shall consist of 1) an annual base salary of $385,000, 2) an annual bonus opportunity, the amount determined in accordance with the Company’s annual performance bonus plan as approved by the Board, and 3) periodic awards of shares of the Company’s common stock, options, restricted stock units or performance stock units, the amount of such periodic awards to be determined in accordance with the Company’s executive compensation plan as approved by the Board.

Mr. Kelley may not voluntarily terminate the Kelley Employment Agreement without the Company’s consent, except in the event of termination for Good Reason, as such term is defined in the Kelley Employment Agreement. If Mr. Kelley’s employment shall be terminated because of his death, by the Company for Cause (as defined in the Kelley Employment Agreement), or by Mr. Kelley for no reason or any reason other than Good Reason, the Company shall pay Mr. Kelley his base salary through the date of termination at the rate in effect at the time of their death or at the time notice of termination is given, as applicable, and shall also pay cash amount equal to accrued but unused vacation pay but only to the extent required by applicable law. If (i) the Kelley Employment Agreement terminates because it is not renewed and the Company terminates Mr. Kelley without Cause within six months after such termination due to nonrenewal, or (b) during the term of the Kelley Employment Agreement, the Company shall terminate Mr. Kelley’s employment other than pursuant to Sections 2.1 or 2.2 thereof or if Mr. Kelley terminates his employment for Good Reason, then Company shall Mr. Kelley (x) his full base salary through the date of termination at the rate in effect at the time the notice of termination is given; and (y) as severance, and in lieu of any further payments to Mr. Kelley for periods subsequent to the date of termination, an amount equal to his base salary for twelve months in a lump sum on the 60th day following the separation from service, provided that Mr. Kelley timely signs and returns to the Company an effective, valid and enforceable general release of claims in such form as is reasonably requested by the Company.

Curda Employment Agreement

The Curda Employment Agreement is for a two-year term effective January 1, 2025. Mr. Curda’s compensation shall consist of 1) an annual base salary of $315,000, 2) an annual bonus opportunity, the amount determined in accordance with the Company’s annual performance bonus plan as approved by the Board, and 3) periodic awards of shares of the Company’s common stock, options, restricted stock units or performance stock units, the amount of such periodic awards to be determined in accordance with the Company’s executive compensation plan as approved by the Board.

Mr. Curda may not voluntarily terminate the Curda Employment Agreement without the Company’s consent, except in the event of termination for Good Reason, as such term is defined in the Curda Employment Agreement. If Mr. Curda’s employment shall be terminated because of his death, by the Company for Cause (as defined in the Curda Employment Agreement), or by Mr. Curda for no reason or any reason other than Good Reason, the Company shall pay Mr. Curda his base salary through the date of termination at the rate in effect at the time of their death or at the time notice of termination is given, as applicable, and shall also pay cash amount equal to accrued but unused vacation pay but only to the extent required by applicable law. If (i) the Curda Employment Agreement terminates because it is not renewed and the Company terminates Mr. Curda without Cause within six months after such termination due to nonrenewal, or (b) during the term of the Curda Employment Agreement, the Company shall terminate Mr. Curda’s employment other than pursuant to Sections 2.1 or 2.2 thereof or if Mr. Curda terminates his employment for Good Reason, then Company shall Mr. Curda (x) his full base salary through the date of termination at the rate in effect at the time the notice of termination is given; and (y) as severance, and in lieu of any further payments to Mr. Curda for periods subsequent to the date of termination, an amount equal to his base salary for twelve months in a lump sum on the 60th day following the separation from service, provided that Mr. Curda timely signs and returns to the Company an effective, valid and enforceable general release of claims in such form as is reasonably requested by the Company.

The foregoing descriptions of the Kelley Employment Agreement and the Curda Employment Agreement do not purport to be complete and are qualified in their entirety by the full text of the respective agreements, which are filed as Exhibits 10.1 and 10.2 to this current report on Form 8-K and are incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

Exhibit 10.1	Employment Agreement between the Company and Richard J. Kelley.

Exhibit 10.2	Employment Agreement between the Company and Robert L. Curda.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOSPACE TECHNOLOGIES CORPORATION

Date: March 4, 2025
	By:	/s/ Robert L. Curda
Robert L. Curda
Executive Vice President, Chief Financial Officer & Secretary